Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

Synopsys Posts Financial Results for

First Quarter of Fiscal 2006

MOUNTAIN VIEW, Calif. February 15, 2006 – Synopsys, Inc. (Nasdaq: SNPS), a world leader in semiconductor design software, today reported results for its first fiscal quarter ended January 31, 2006.

For the first quarter, Synopsys reported revenue of $260.2 million, an 8 percent increase compared to $241.3 million for the first quarter of fiscal 2005.

“Synopsys has delivered another quarter of very solid results,” said Aart de Geus, chairman and CEO of Synopsys.  “We again executed well against our financial goals, and continue to win business based on our strong technology momentum.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal 2006 was $1.7 million, or $0.01 per share, compared to a net loss of ($14.3) million, or ($0.10) per share, for the first quarter of fiscal 2005.  GAAP net income for the current period includes a stock-based compensation expense of $18.4 million due to the implementation of Statement of Financial Accounting Standards 123(R)

(FAS 123(R)).  Net income prior to fiscal 2006 did not include stock-based compensation expense related to FAS 123(R).

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2006 was $26.4 million, or $0.18 per share, compared to non-GAAP net income of $14.7 million, or $0.10 per share, for the first quarter of fiscal 2005.

Non-GAAP net income consists of GAAP net income excluding stock-based compensation expense calculated in accordance with FAS 123(R) and, to the extent incurred in a particular quarter or period, amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges, and other significant items which, in the opinion of management are extraordinary.  See “GAAP Reconciliation – Reconciliation of First Quarter 2006 Results” below.

Financial Targets

Synopsys also announced its operating model targets for the second quarter and full fiscal year 2006.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter of Fiscal 2006 Targets:

•                  Revenue: $262 million - $270 million

•                  GAAP expenses: $263 million - $276 million

•                  Non-GAAP expenses: $233 million - $243 million

•                  Other income and expense: $0 million – $4 million

•                  Fully diluted outstanding shares: 144 million - 150 million

•                  Tax rate applied in non-GAAP net income calculations: 31 percent

•                  GAAP (loss) earnings: $(0.02) - $0.03 per share

•                  Non-GAAP earnings: $0.13 - $0.17 per share

•                  Revenue from backlog: more than 90 percent

Full-Year Fiscal Year 2006 Targets

•                  Revenue: $1,055 million - $1,085 million

•                  Fully diluted outstanding shares: 144 million - 150 million

•                  Tax rate applied in non-GAAP net income calculations: 31 percent

•                  GAAP earnings: $0.05 - $0.17 per share

•                  Non-GAAP earnings: $0.65 - $0.73 per share

•                  GAAP cash flow from operations:  greater than $175 million

•                  Revenue from backlog: more than 85 percent

GAAP Reconciliation

Synopsys’ management evaluates and makes operating decisions about the Company’s business operations primarily based on the bookings, revenue and direct, ongoing and recurring costs of those operations.  Management does not believe amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges and other significant extraordinary items are ongoing and recurring operating costs of its core software, intellectual property and service business operations.   In addition, while stock-based compensation expense calculated in accordance with FAS 123(R) constitutes an ongoing and recurring expense of the Company, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by the Company and because such expense is not used by management to assess the core profitability of the Company’s business operations.  Therefore, management adjusts the following GAAP financial measures included in this earnings release to exclude such costs, to the extent incurred in a particular quarter: total cost of revenue, gross margin, total operating expenses, operating income (loss), income (loss) before provision (benefit) for income taxes, provision (benefit) for income taxes, net income (loss) and net income (loss) per share.

For each such measure, excluding these costs provides management with more consistent, comparable information about the Company’s core profitability.  For example, since the Company does not acquire businesses on a predictable cycle, management would have difficulty evaluating the Company’s profitability as measured by gross margin, operating margin, income before taxes and net income on a period-to-period basis unless it excluded acquisition-related charges.  Similarly, the Company does not undertake significant restructuring or realignments on a regular basis, and, as a result, excludes associated charges in order to enable better and more consistent evaluations of the Company’s operating expenses before and after such actions are taken.  Management also uses these measures to help it make budgeting decisions, for example, as between product development expenses (which affect cost of revenue and gross margin) and research and development, sales and marketing and general and administrative expenses (which affect operating expenses and operating margin).  Finally, the availability of such information helps management track performance to both internal and externally communicated financial targets and to its competitors’ operating results.

Management recognizes that the use of these non-GAAP measures has certain limitations, including the fact that management must exercise judgment in determining whether certain types of charges, such as those relating to workforce reductions executed in the ordinary course, should be excluded from non-GAAP results.   However, management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of First Quarter Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP earnings per share and non-GAAP expenses for the first quarter fiscal 2006.

GAAP to Non-GAAP Reconciliation of First Quarter Results

(in thousands, except per share amounts)

Income Statement Reconciliation	Three Months Ended January 31,
(in thousands)	2006	2005
GAAP net income (loss)	$1,697	$(14,325)
Adjustments:
Amortization of intangible assets	15,999	36,951
Stock-based compensation (1)	18,430	—
In-process research and development	800	5,700
Tax effect	(10,530)	(13,638)
Non-GAAP net income	$26,396	$14,688

(1) Stock-based compensation results from the Company’s implementation of FAS 123(R) during the first quarter of fiscal 2006.

	Three Months Ended January 31,
Earnings Per Share Reconciliation	2006	2005
GAAP earnings (loss) per share	$0.01	$(0.10)
Adjustments:
Amortization of intangible assets	0.11	0.25
Stock-based compensation (1)	0.13	—
In-process research and development	0.01	0.04
Tax effect	(0.08)	(0.09)
Non-GAAP earnings per share	$0.18	$0.10

Shares used in calculation	146,969	146,060

(1) Stock-based compensation results from the Company’s implementation of FAS 123(R) during the first quarter of fiscal 2006.

Reconciliation of Estimated Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to non-GAAP Reconciliation of Target Second Quarter Fiscal Year 2006 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending April 30, 2006
	Low	High
Target GAAP expenses	$263,000	$276,000
Adjustment:
Estimated impact of amortization of intangible assets	(13,000)	(14,000)
Estimated impact of stock-based compensation (1)	(17,000)	(19,000)
Target non-GAAP expenses	$233,000	$243,000

(1) Stock-based compensation results from the Company’s implementation of FAS 123(R) during the first quarter of fiscal 2006.

	Range for Three Months Ending April 30, 2006
	Low	High
Target GAAP earnings (loss) per share	$(0.02)	$0.03
Adjustment:
Estimated impact of amortization of intangible assets	0.10	0.09
Estimated impact of stock-based compensation (1)	0.13	0.12
Net non-GAAP tax effect	(0.08)	(0.07)
Target non-GAAP earnings per share	$0.13	$0.17

Shares used in non-GAAP calculation (midpoint of target range)	147,000	147,000

(1) Stock-based compensation results from the Company’s implementation of FAS 123(R) during the first quarter of fiscal 2006.

GAAP to Non-GAAP Reconciliation of Target Fiscal Year 2006 Targets

	Range for Fiscal Year Ending October 31, 2006
	Low	High
Target GAAP earnings per share	$0.05	$0.17
Adjustment:
Estimated impact of amortization of intangible assets	0.39	0.38
Estimated impact of stock-based compensation (1)	0.47	0.44
Net non-GAAP tax effect	(0.26)	(0.26)
Target non-GAAP earnings per share	$0.65	0.73

Shares used in non-GAAP calculation (midpoint of target range)	147,000	147,000

(1) Stock-based compensation results from the Company’s implementation of FAS 123(R) during the first quarter of fiscal 2006.

Additional Financial Information Available on Synopsys Website

In connection with this earnings release, Synopsys is making available to investors supplemental financial information which can be found on Synopsys’ website at http://www.synopsys.com/corporate/invest/finsupp/q106.pdf.  Synopsys currently intends to provide this information on a quarterly basis.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling 1-800-475-6701 (320-365-3844 for international callers), access code 816786, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through to the time Synopsys announces its results for the second quarter of fiscal 2006 in May 2006.  In addition, Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website at http://www.synopsys.com/corporate/invest/invest.html following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the second quarter earnings call in May 2006, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the second quarter of fiscal 2006 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release until it releases such results in May 2006.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter of fiscal 2006 in its Quarterly Report on Form 10-Q to be filed in March 2006.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design. The company delivers technology-leading semiconductor design and verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips.  Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California and has offices in more than 60 locations throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “GAAP Reconciliation – Reconciliation of Estimated Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                  weakness or continued budgetary caution in the semiconductor or electronics industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  competition in the market for Synopsys’ products and services;

•                  lower-than-anticipated new IC design starts;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  unexpected changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected bookings of licenses on which revenue is recognized upfront;

•                  failure of our cost control efforts to result in the anticipated savings;

•                  failure to continue to improve Synopsys’ existing products;

•                  failure to successfully develop additional intellectual property blocks for its IP business or to develop and integrate its design for manufacturing products;

•                  difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations;

•                  downward pressure on maintenance orders, adversely affecting Synopsys’ future level of service revenue; and

•                  changes in the anticipated amount of stock-based compensation recognized on the Company’s financial statements.

In addition, Synopsys’ actual operating expenses and earnings per share on a GAAP basis for the fiscal quarter ending April 30, 2006 and actual earnings per share and operating cash flow on a GAAP basis for fiscal year 2006 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including (i) a determination by Synopsys that any portion of its intangible assets have become impaired, (ii) application of the actual consolidated GAAP tax rate for such periods, (iii) integration and other acquisition-related expenses, amortization of additional intangible assets associated with future acquisitions, if any, (iv) increases or decreases in stock-based compensation expense caused by employee termination or otherwise, and (vi) increases or decreases to estimated capital expenditures.

For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to the reports which Synopsys has filed with the Securities and Exchange Commission (SEC), and which are available at www.sec.gov, particularly the information contained in the section of Part II, Item 7 of Synopsys’ Annual Report on Form 10-K for the fiscal year ended October 31, 2005 filed with the SEC on January 12, 2006 entitled “Factors That May Affect Future Results.”   Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

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Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Operations (1)

(in thousands, except per share data)

	Three Months Ended January 31, 2006			Three Months Ended January 31, 2005
	GAAP	Adjustments (2)	Non-GAAP	GAAP	Adjustments (2)	Non-GAAP
Revenue:
Time-based license	$211,110	—	$211,110	$186,284	—	$186,284
Upfront license	8,367	—	8,367	10,798	—	10,798
Maintenance and Service	40,712	—	40,712	44,222	—	44,222
Total revenue	260,189	—	260,189	241,304	—	241,304
Cost of revenue:
License	29,989	(1,619)	28,370	24,847	—	24,847
Maintenance and service	16,573	(856)	15,717	17,029	—	17,029
Amortization of intangible assets	8,659	(8,659)	—	28,099	(28,099)	—
Total cost of revenue	55,221	(11,134)	44,087	69,975	(28,099)	41,876
Gross margin	204,968	11,134	216,102	171,329	28,099	199,428
Operating expenses:
Research and development	87,604	(8,149)	79,455	72,917	—	72,917
Sales and marketing	77,189	(4,709)	72,480	83,990	—	83,990
General and administrative	29,804	(3,097)	26,707	24,223	—	24,223
In-process research and development	800	(800)	—	5,700	(5,700)	—
Amortization of intangible assets	7,340	(7,340)	—	8,852	(8,852)	—
Total operating expenses	202,737	(24,095)	178,642	195,682	(14,552)	181,130
Operating income (loss)	2,231	35,229	37,460	(24,353)	42,651	18,298
Other income, net	795	—	795	5,199	—	5,199
Income (loss) before provision (benefit) for income taxes	3,026	35,229	38,255	(19,154)	42,651	23,497
Provision (benefit) for income taxes	1,329	10,530	11,859	(4,829)	13,638	8,809
Net income (loss)	$1,697	$24,699	$26,396	$(14,325)	$29,013	$14,688

Net income (loss) per share:
Basic	$0.01		$0.18	$(0.10)		$0.10
Diluted	$0.01		$0.18	$(0.10)		$0.10

Shared used in computing per share amounts:
Basic	144,989		144,989	146,060		146,060
Diluted	146,969		146,969	146,060		146,998

(1)          Synopsys’ first quarter ends on the Saturday nearest to January 31.  For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

(2)          Adjustments consist of stock-based compensation and related tax effect under FAS 123(R) and to the extent incurred amortization of intangible assets, in-process research and development charges, integration and other significant items, which in the opinion of management are extraordinary.  Pre-tax income for the first fiscal quarter of 2006 includes total stock-based compensation of $18.4 million as follows: cost of revenue $2.5 million; research & development $8.1 million; sales & marketing $4.7 million; general & administrative $3.1 million.  As of January 31, 2005 no stock-based compensation was recorded under FAS 123(R).

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2006 (2)	October 31, 2005
ASSETS:
Current assets:
Cash and cash equivalents	$314,498	$404,436
Short-term investments	199,787	182,070
Total cash, cash equivalents and short-term investments	514,285	586,506
Accounts receivable, net	83,997	100,178
Deferred income taxes	197,110	195,501
Income taxes receivable	48,224	48,370
Prepaid expenses and other current assets	24,808	16,924
Total current assets	868,424	947,479
Property and equipment, net	165,116	170,195
Long-term investments	8,322	8,092
Goodwill, net	744,114	728,979
Intangible assets, net	135,570	142,519
Long-term deferred income taxes	83,232	82,384
Other assets	65,253	61,828
Total assets	$2,070,031	$2,141,476

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$146,477	$231,359
Accrued income taxes	171,775	169,632
Deferred revenue	475,962	415,689
Total current liabilities	794,214	816,680
Deferred compensation and other liabilities	68,360	63,841
Long-term deferred revenue	37,600	42,019
Stockholders’ equity:
Preferred stock, $0.01 par value; 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value per share; 400,000 shares authorized; 142,680 and 145,897 shares outstanding, respectively	1,427	1,459
Capital in excess of par value	1,280,329	1,263,952
Retained earnings	171,559	171,108
Treasury stock, at cost; 14,477 and 11,259 shares, respectively	(268,800)	(199,482)
Deferred stock compensation	—	(2,100)
Accumulated other comprehensive loss	(14,658)	(16,001)
Total stockholders’ equity	1,169,857	1,218,936
Total liabilities and stockholders’ equity	$2,070,031	$2,141,476

(1)          The Company’s first quarter and fiscal year ends on the Saturday nearest to January 31 and October 31, respectively. For presentation purposes, the Unaudited Condensed Consolidated Balance Sheets refer to a calendar month end.

(2)          During the quarter, Synopsys completed the acquisition of HPL Technologies, Inc., and has performed a preliminary valuation of the tangible and identifiable intangible assets and liabilities.  The Company expects to complete the valuation during its second fiscal quarter.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,697	$(14,552)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and depreciation	29,729	50,482
Stock-based compensation	18,430	—
In-process research and development	800	5,700
Deferred income taxes	(52)	(7,723)
Write-down of long-term assets	—	1,568
Provision for (reduction to) doubtful accounts	—	(720)
Net change in unrecognized gains and losses on foreign exchange contracts	272	(3,789)
Gain (loss) on sale of short and long-term investments	14	30

Net changes in operating assets and liabilities net of acquired assets and liabilities:
Accounts receivable	17,203	31,480
Income taxes receivable	—	61
Prepaid expenses and other current assets	(7,607)	2,544
Other assets	(3,425)	(6,051)
Accounts payable and accrued liabilities	(93,130)	(32,909)
Accrued income taxes	(2,775)	2,062
Deferred revenue	54,745	107,129
Deferred compensation and other liabilities	3,900	6,763
Net cash provided by operating activities	19,801	142,075

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions, net of cash received	(11,894)	(91,293)
Proceeds from sales and maturities of short-term investments	84,671	97,114
Purchases of short-term investments	(102,453)	(71,538)
Purchases of long-term investments	(1,539)	—
Purchases of property and equipment	(7,539)	(6,330)
Capitalization of software development costs	(762)	(738)
Net cash used in investing activities	(39,516)	(72,785)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuances of common stock	10,433	2,268
Purchases of treasury stock	(80,982)	(40,160)
Net cash used in financing activities	(70,549)	(37,892)
Effect of exchange rate changes on cash and cash equivalents	326	(1,740)
Net (decrease) increase in cash and cash equivalents	(89,938)	29,658
Cash and cash equivalents, beginning of period	404,436	346,709
Cash and cash equivalents, end of period	$314,498	$376,367

(1)          Synopsys’ first quarter ends on the Saturday nearest to January 31.  For presentation purposes, the Unaudited Condensed Consolidated Statements of Cash Flows refer to a calendar month end.